We consent to the incorporation by reference, in the Registration Statement (Form S-8 No. 333-45005), of our report dated February 27, 1998 with respect to the financial statements of Teligent, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                         ERNST & YOUNG LLP

Vienna, Virginia
March 25, 1998